DQE CONSOLIDATED INCOME STATEMENT                                   Exhibit 99.1
YTD - December 31, 2000


                                                        DLC
                                                    Consolidated   DQE Financial     DE          DES     DQE Systems     AQUA
                                                  ---------------------------------------------------------------------------------
Operating Revenues:
Sales of Electricity:
   Customers - net                                  1,005,291,638
   Utilities                                           29,412,249
                                                  ---------------------------------------------------------------------------------
Total Sales of Electricity                          1,034,703,887            -            -            -           -             -
Water Sales                                                                                                            134,209,428
Other                                                  41,160,008   20,767,508   22,583,689   19,793,488  67,404,917
                                                  ---------------------------------------------------------------------------------
         Total Operating Revenues                   1,075,863,895   20,767,508   22,583,689   19,793,488  67,404,917   134,209,428

Operating Expenses:
Fuel and purchased power                              347,859,222
Other operating                                       145,505,269   39,312,800   19,471,709   21,931,738  54,575,950   138,560,116
Maintenance                                            50,622,819
Depreciation and amortization                         308,153,752    3,252,490    3,449,964    5,063,722   3,884,269    18,826,907
Taxes other than income taxes                          58,172,088      611,254      516,376                1,413,473     5,479,967
                                                  ---------------------------------------------------------------------------------
         Total Operating Expenses                     910,313,150   43,176,544   23,438,048   26,995,460  59,873,692   162,866,990

Operating Income                                      165,550,745  (22,409,036)    (854,359)  (7,201,972)  7,531,225   (28,657,562)

Other Income                                           40,345,815   68,438,756    9,367,776  163,751,091     260,553    (4,101,628)

Interest and Other Charges                             90,636,897   10,368,164    2,727,604      977,016   6,478,897    16,360,961

Income Before Income Taxes                            115,259,663   35,661,555    5,785,813  155,572,103   1,312,881   (49,120,151)

Income Taxes                                           41,581,208     (744,036)   2,244,671   58,047,396     497,355   (14,972,486)
                                                   --------------------------------------------------------------------------------

Net Income Before Cumulative Effect                    73,678,455   36,405,591    3,541,143   97,524,708     815,526   (34,147,665)

Cumulative Effect of Change in Accounting
Principle                                              15,495,070
                                                   --------------------------------------------------------------------------------

Net Income                                             89,173,525   36,405,591    3,541,143   97,524,708     815,526   (34,147,665)

Other Comprehensive Income (net)                                                 26,624,509
                                                   --------------------------------------------------------------------------------

Comprehensive Income                                   89,173,525   36,405,591   30,165,652   97,524,708     815,526   (34,147,665)

Preferred Dividends                                             -            -            -            -           -
                                                   --------------------------------------------------------------------------------

Comprehensive Earnings Available for
Common                                                 89,173,525   36,405,591   30,165,652   97,524,708     815,526   (34,147,665)
                                                   ================================================================================

Average Number of Common Shares                        63,348,283   63,348,283   63,348,283   63,348,283  63,348,283    63,348,283
                                                   ================================================================================
Outstanding (Thousands of Shares)

Earnings Per Share of Common Stock                          1.408        0.575        0.056        1.540       0.013        (0.539)
                                                   ================================================================================

Comprehensive Earnings Per Share of
Common Stock                                                1.408        0.575        0.476        1.540       0.013        (0.539)
                                                   ================================================================================



                                                                         Cherrington    Adjusting     Eliminating          DQE
                                                 DQE          DQECC          Ins         Entries        Entries          CONSOL
                                         -----------------------------------------------------------------------------------------
Operating Revenues:
Sales of Electricity:
   Customers - net                                                                                   (5,457,160)      999,834,478
   Utilities                                                                                                           29,412,249
                                         -----------------------------------------------------------------------------------------
Total Sales of Electricity                             -             -            -             -    (5,457,160)    1,029,246,727
Water Sales                                                                                                           134,209,428
Other                                                                                                (7,562,274)      164,147,336
                                         ----------------------------------------------------------------------------------------
         Total Operating Revenues                      -             -            -             -   (13,019,434)    1,327,603,491

Operating Expenses:
Fuel and purchased power                                                                                              347,859,222
Other operating                               27,936,835     2,659,327       25,668                 (36,448,556)      413,530,856
Maintenance                                                                                                            50,622,819
Depreciation and amortization                    600,974                                                              343,232,077
Taxes other than income taxes                  1,876,341                                                               68,069,499
                                         ----------------------------------------------------------------------------------------
         Total Operating Expenses             30,414,150     2,659,327       25,668             -   (36,448,556)    1,223,314,473

Operating Income                             (30,414,150)   (2,659,327)     (25,668)            -    23,429,122       104,289,018

Other Income                                  29,626,137    30,576,866        3,398   (35,000,000)  (75,541,743)      227,727,021

Interest and Other Charges                    19,590,268    26,482,394                              (50,012,358)      123,609,843

Income Before Income Taxes                   (20,378,282)    1,435,145      (22,270)  (35,000,000)   (2,100,263)      208,406,196

Income Taxes                                  18,101,048       595,488                (35,000,000)                     70,350,644
                                         ----------------------------------------------------------------------------------------

Net Income Before Cumulative Effect          (38,479,330)      839,657      (22,270)            -    (2,100,263)      138,055,552

Cumulative Effect of Change in
Accounting Principle                                                                                                   15,495,070
                                         ----------------------------------------------------------------------------------------

Net Income                                   (38,479,330)      839,657      (22,270)            -    (2,100,263)      153,550,622

Other Comprehensive Income (net)                                                                                       26,624,509
                                         ----------------------------------------------------------------------------------------

Comprehensive Income                         (38,479,330)      839,657      (22,270)            -    (2,100,263)      180,175,131

Preferred Dividends                             (806,173)                                       -             -          (806,173)
                                         ----------------------------------------------------------------------------------------

Comprehensive Earnings Available for
Common                                       (37,673,157)      839,657      (22,270)            -    (2,100,263)      180,981,305
                                         ========================================================================================

Average Number of Common Shares               63,348,283    63,348,283                 63,348,283    63,348,283        63,348,283
                                         ========================================================================================
Outstanding (Thousands of Shares)

Earnings Per Share of Common Stock                (0.595)        0.013                          -        (0.033)            2.437
                                         ========================================================================================

Comprehensive Earnings Per Share of
Common Stock                                      (0.595)        0.013                          -        (0.033)            2.857
                                         ========================================================================================

DQE Consolidating Balance Sheet                             Exhibit 99.1 (cont.)
  As of December 31, 2000


                                                  Duquesne                       DQE           DQE      DQE Energy     DQEnergy
                                                   Light            DQE       Enterprises   Financial    Services       Systems
---------------------------------------------------------------------------------------------------------------------------------
Current Assets:
   Cash and Temporary Cash Investments           173,524,425     (2,980,969)   1,041,256    5,044,075    8,763,661     8,247,774
   Receivables:
      Electric Customers A/R                     134,187,267
      Water Customers A/R                                  0
      Other Utility Receivables                   16,578,258
      Other Receivables                          283,752,199      9,154,647    3,446,060   16,887,997    5,172,551    17,993,380
   Less: Allowance for Uncollectible Accts        (9,813,401)                                                           (213,412)
                                              -----------------------------------------------------------------------------------
      Total Receivables                          424,704,323      9,154,647    3,446,060   16,887,997    5,172,551    17,779,967
Materials and Supplies (at avg. cost)
   Fuel                                                    0
   Operating & Construction                       24,077,210
                                              ---------------
     Total Materials & Supplies                   24,077,210
   Other Current Assets                           28,967,209    102,643,054   (3,330,579)           0   (8,974,374)    5,396,762
                                              -----------------------------------------------------------------------------------
       Total Current Assets                      651,273,167    108,816,732    1,156,737   21,932,072    4,961,838    31,424,503

Long-Term Investments:
   Partnership Investments                         5,835,081                              164,713,629
   Leveraged Lease Investments                             0                              442,607,785
   Leasehold Investments                                   0                                        0
   Other                                          43,723,906  1,164,602,236  107,390,385   13,556,941    8,474,997    16,063,688
                                              -----------------------------------------------------------------------------------
      Total Long-Term Investments                 49,558,987  1,164,602,236  107,390,385  620,878,355    8,474,997    16,063,688

Property, Plant & Equipment:
   Electric Plant in Service                   1,853,042,666
   Water Plant in Service                                  0
   Construction Work in Progress                  57,461,563
   Property Held Under Capital Leases             19,321,447
   Property Held for Future Use                      969,736
   Other (NA - Sub's Property)                    34,317,163      3,790,289   51,594,273   48,726,507   26,810,848    63,683,523
                                              -----------------------------------------------------------------------------------
      Total                                    1,965,112,575      3,790,289   51,594,273   48,726,507   26,810,848    63,683,523
   Less: Accum Depreciation and Amortization    (620,767,140)    (1,141,391) (16,261,593)  (6,556,731   (3,333,595)   (3,604,327)
                                              -----------------------------------------------------------------------------------
      Property, Plant & Equipment - Net        1,344,345,435      2,648,898   35,332,680   42,169,776   23,477,253    60,079,196

Other Non-Current Assets:
   Transition Costs                              396,378,920
   Regulatory Assets                             326,580,986
   Divestiture Costs                                  60,464
   Other Non-Current                               9,409,763     10,908,501   20,689,592   14,410,919        8,906    27,372,584
                                             ------------------------------------------------------------------------------------
      Total Other Non-Current Assets             732,430,132     10,908,501   20,689,592   14,410,919        8,906    27,372,584
                                             ------------------------------------------------------------------------------------
            Total Assets                       2,777,607,722  1,286,976,367  164,569,394  699,391,123   36,922,994   134,939,971
                                             ====================================================================================


                                                               Cherrington    DQE Capital    Eliminations/          DQE
                                                 Aquasource     Insurance     Corporation    Consolidations     Consolidated
------------------------------------------------------------------------------------------------------------------------------
Current Assets:
   Cash and Temporary Cash Investments               27,382    1,003,132               0       (178,864,129)      15,806,606
   Receivables:
      Electric Customers A/R                                                                                     134,187,267
      Water Customers A/R                        20,579,876                                                       20,579,876
      Other Utility Receivables                                                                                   16,578,258
      Other Receivables                          12,797,177                  430,022,963       (702,315,931)      76,911,042
   Less: Allowance for Uncollectible Accts       (1,834,037)                                              0      (11,860,850)
                                              --------------------------------------------------------------------------------
      Total Receivables                          31,543,016             0    430,022,963       (702,315,931)     236,395,593
Materials and Supplies (at avg. cost)
   Fuel                                                                                                                    0
   Operating & Construction                                                                                       24,077,210
                                                                                                              ----------------
     Total Materials & Supplies                                                                                   24,077,210
   Other Current Assets                          20,321,466                     (599,520)       (31,877,508)     112,546,510
                                              --------------------------------------------------------------------------------
       Total Current Assets                      51,891,864     1,003,132    429,423,443       (913,057,568)     388,825,920

Long-Term Investments:
   Partnership Investments                                                                                       170,548,710
   Leveraged Lease Investments                                                                                   442,607,785
   Leasehold Investments                                                                                                   0
   Other                                                  0                                  (1,206,260,487)     147,551,666
                                              --------------------------------------------------------------------------------
      Total Long-Term Investments                         0            0               0     (1,206,260,487)     760,708,161

Property, Plant & Equipment:
   Electric Plant in Service                                                                                   1,853,042,666
   Water Plant in Service                       256,255,943                                                      256,255,943
   Construction Work in Progress                  1,638,761                                                       59,100,324
   Property Held Under Capital Leases                     0                                      (7,610,974)      11,710,473
   Property Held for Future Use                                                                                      969,736
   Other (NA - Sub's Property)                                                                    1,315,339      230,237,943
                                              --------------------------------------------------------------------------------
      Total                                     257,894,704            0               0         (6,295,635)   2,411,317,085
   Less: Accum Depreciation and Amortization    (51,490,478)                                     (1,090,663)    (704,245,918)
                                              ---------------------------------------------------------------------------------
      Property, Plant & Equipment - Net         206,404,226            0               0         (7,386,297)   1,707,071,167

Other Non-Current Assets:
   Transition Costs                                                                                              396,378,920
   Regulatory Assets                                                                                             326,580,986
   Divestiture Costs                                                                                                  60,464
   Other Non-Current                            208,550,408                                      (5,003,191)     286,347,482
                                             ---------------------------------------------------------------------------------
      Total Other Non-Current Assets            208,550,408            0               0         (5,003,191)   1,009,367,852
                                             ---------------------------------------------------------------------------------
            Total Assets                        466,846,498    1,003,132     429,423,443     (2,131,707,544)   3,865,973,100
                                             =================================================================================

DQE Consolidating Balance Sheet                             Exhibit 99.1 (cont.)
  As of December 31, 2000


                                               Duquesne                         DQE           DQE       DQE Energy     DQEnergy
                                                Light             DQE        Enterprises   Financial     Services       Systems
-----------------------------------------------------------------------------------------------------------------------------------
Current Liabilities:
   Notes Payable                                        0     (350,190,000)  (37,900,000)            0    (2,503,973)  (95,355,000)
   Current Maturities & Sinking Fund
     Requirements                                (795,223)                      (429,542)  (86,585,238)
   Accounts Payable                          (107,477,184)     (11,776,350)   (5,930,477)   (5,522,699)  (11,356,531)  (12,065,178)
   Accrued Liabilities                        (34,644,023)      (6,793,871)   (3,344,021)   (5,908,588)     (180,782)   (1,906,023)
   Dividends Declared                         (18,035,265)     (24,001,774)                          0
   Other Current Liabilities                  (27,172,522)                                                                 (20,876)
                                           ----------------------------------------------------------------------------------------
     Total Current Liabilities               (188,124,217)    (392,761,995)  (47,604,040)  (98,016,525)  (14,041,286) (109,347,077)


Non-Current Liabilities:
   Deferred Income Taxes                     (568,674,125)     (58,311,608)  (10,413,308) (208,951,818)            0    (3,774,288)
   Deferred Investment Tax Credit                       0
   Capital Lease Obligations                  (10,318,364)
   Other                                     (188,046,755)                      (545,523) (104,854,612)            0    (6,612,494)
                                           ----------------------------------------------------------------------------------------
     Total Non-Current Liabilities           (767,039,244)     (58,311,608)  (10,958,830) (313,806,430)            0   (10,386,782)

Capitalization:
Long-Term Debt                             (1,060,834,321)                    (6,655,079)  (25,912,644)                          0

Preferred & Preference Stock
   Non-Redeemable Preferred Stock            (210,608,294)     (17,361,100)                 (1,500,000)
   Non-Redeemable Preference Stock            (18,027,734)
   Deferred Employee Stock Ownership Plan       6,583,232
                                           ----------------------------------------------------------------------------------------
     Total Preferred & Preference Stock      (222,052,795)     (17,361,100)            0    (1,500,000)            0             0

Common Shareholder's Equity:
   Common Stock                                       (10)     (73,119,436)           (3)       (1,000)                          0

   Capital Surplus                           (492,453,091)    (968,574,032) (105,570,765) (305,958,677)  (20,399,344)  (17,229,146)
   Accum. Other Comprehensive Income
   Retained Earnings/Deficit                  (47,104,043)  (1,007,738,998)    6,219,323    45,804,153    (2,482,365)    2,023,034
   Treasury Stock                                       0    1,230,890,802
                                           ----------------------------------------------------------------------------------------
     Total Common Shareholder's Equity       (539,557,144)    (818,541,664)  (99,351,445) (260,155,524)  (22,881,708)  (15,206,112)
                                           ----------------------------------------------------------------------------------------
     Total Capitalization                  (1,822,444,261)    (835,902,764) (106,006,524) (287,568,168)  (22,881,708)  (15,206,112)
                                           ----------------------------------------------------------------------------------------
       Total Liabilities & Capitalization  (2,777,607,722)  (1,286,976,367) (164,569,394) (699,391,123)  (36,922,994) (134,939,971)
                                           ========================================================================================


                                                               Cherrington    DQE Capital    Eliminations/          DQE
                                                 Aquasource     Insurance     Corporation    Consolidations     Consolidated
------------------------------------------------------------------------------------------------------------------------------
Current Liabilities:
   Notes Payable                                 (191,013,728)                          0      674,458,728       (2,503,973)
   Current Maturities & Sinking Fund
     Requirements                                  (1,220,523)               (178,864,129)     178,376,278      (89,518,377)
   Accounts Payable                               (12,220,452)                   (249,999)      22,292,968     (144,305,903)
   Accrued Liabilities                            (24,187,047)    (15,402)     (2,956,905)      18,921,744      (61,014,918)
   Dividends Declared                                                                           16,000,000      (26,037,039)
   Other Current Liabilities                                                                                    (27,193,398)
                                        --------------------------------------------------------------------------------------
      Total Current Liabilities                  (228,641,750)    (15,402)   (182,071,033)     910,049,718     (350,573,607)

Non-Current Liabilities:
   Deferred Income Taxes                           (9,078,873)                                   6,509,191     (852,694,829)
   Deferred Investment Tax Credit                                                                                         0
   Capital Lease Obligations                         (418,105)                                   7,610,974       (3,125,495)
   Other                                           12,416,892                                    2,519,999     (285,122,493)
                                               -------------------------------------------------------------------------------
      Total Non-Current Liabilities                 2,919,914           0               0       16,640,164   (1,140,942,817)

Capitalization:
Long-Term Debt                                    (14,881,056)               (246,506,068)       5,491,042   (1,349,298,126)

Preferred & Preference Stock
   Non-Redeemable Preferred Stock                    (500,000)                                                 (229,969,394)
   Non-Redeemable Preference Stock                                                                              (18,027,734)
   Deferred Employee Stock Ownership Plan                                                                         6,583,232
                                               -------------------------------------------------------------------------------
      Total Preferred & Preference Stock             (500,000)          0               0                0     (241,413,895)

Common Shareholder's Equity:
   Common Stock                                  (254,180,135)   (120,000)                     254,301,148      (73,119,436)

   Capital Surplus                                          0    (890,000)         (1,000)     960,902,907     (950,173,148)
   Accum. Other Comprehensive Income                                                                                      0
   Retained Earnings/Deficit                       28,436,529      22,270        (845,341)     (32,073,561)  (1,007,738,998)
   Treasury Stock                                           0                                   16,396,125    1,247,286,927
                                               -------------------------------------------------------------------------------
      Total Common Shareholder's Equity          (225,743,606)   (987,730)       (846,341)   1,199,526,620     (783,744,655)
                                               -------------------------------------------------------------------------------
      Total Capitalization                       (241,124,662)   (987,730)   (247,352,410)   1,205,017,662   (2,374,456,677)
                                               -------------------------------------------------------------------------------
        Total Liabilities & Capitalization       (466,846,498) (1,003,132)   (429,423,443)   2,131,707,544   (3,865,973,100)
                                               ===============================================================================